SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECITON 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         OUTSOURCE INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

               FLORIDA                                         65-0675628
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(State of Incorporation or Organization)                    (I.R.S. Employer
                                                           Identification no.)

1144 EAST NEWPORT CENTER DRIVE, DEERFIELD BEACH, FLORIDA          33442
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(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the registration of a   If this form relates to the registration of a
class of securities pursuant to Section 12(b)   class of securities pursuant to Section 12(g)
of the Exchange Act and is effective            of the Exchange Act and is effective
pursuant to General Instruction A.(c),          pursuant to General Instruction A.(d),
please check the following box. [ ]             please check the following box. [X]

Securities Act registration statement file number to which this form
relates:                                                            333-33443
                                                                 ---------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
      -------------------                 ------------------------------
             None                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
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                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Common Stock, par value $.001 per share, appearing under the caption "Description of Securities" in the Prospectus included as a part of Amendment No. 1 to the Registrant's Registration Statement on Form S-1, File No. 333-33443, filed with the Securities and Exchange Commission on September 23, 1997 (the "Amendment No. 1 to the Form S-1 Registration Statement") is incorporated herein by reference.

ITEM 2. EXHIBITS

         The following exhibits are filed herewith:

         1. Certain provisions of the Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 and Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-34333, filed with the Securities and Exchange Commission on August 12, 1997 (the "Form S-1 Registration Statement") and the Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 and Exhibit 4.1 to the Form S-1 Registration Statement) defining the rights of holders of the Common Stock of the Company

         2. Form of Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.3 to the Amendment No. 1 to the Form S-1 Registration Statement)

         3. Form of Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.4 to the Amendment No. 1 to the Form S-1 Registration Statement)

         4. Form of Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.2 to the Amendment No. 1 to the Form S-1 Registration Statement)

         5. Form of Shareholder Protection Rights Agreement (incorporated (incorporated herein by reference to Exhibit 4.3 to the Amendment No. 1 to the Form S-1 Registration Statement)

         6. Warrant dated February 21, 1997 issued to Triumph-Connecticut Limited Partnership (incorporated herein by reference to Exhibit 4.6 to the Form S-1 Registration Statement)

         7. Warrant dated February 21, 1997 issued to Bachow Investment Partners III, L.P. (incorporated herein by reference to Exhibit 4.7 to the Form S-1 Registration Statement)

         8. Warrant dated February 21, 1997 issued to State Street Bank and Trust Company of Connecticut, N.A., as Escrow Agent (incorporated herein by reference to Exhibit 4.8 to the Form S-1 Registration Statement)

         9. Certain preemptive rights provisions of the Agreement among Shareholders and Investors in OutSource International, Inc. dated as of February 21, 1997 (incorporated herein by reference to Exhibit 4.9 and Exhibit 10.4 to the Form S-1 Registration Statement)

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   OUTSOURCE INTERNATIONAL, INC.

Date: September 30, 1997           By: /s/ PAUL M. BURRELL
                                       -----------------------------------------
                                       Paul M. Burrell, President, Chief
                                       Executive Officer and Chairman of the
                                       Board of Directors